                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         Contact:  Mary Cusick
Aug. 9, 2005                                            614-492-4920


                           BOB EVANS FARMS INC. BOARD
                     ACCEPTS CEO AND CHAIRMAN'S RESIGNATION

COLUMBUS, Ohio - The Bob Evans Farms, Inc. (Nasdaq: BOBE) board of directors today accepted the resignation of Chairman of the Board and Chief Executive Officer Stewart K. Owens for personal reasons, which is effective immediately.

         Robert E.H. Rabold has been appointed chairman of the board, and Larry
C. Corbin has been appointed interim chief executive officer and president. Rabold has been a member of the Bob Evans Farms board of directors since 1994 and has served as the company's lead independent director. He is retired chairman of Motorists Mutual Insurance Co. in Columbus, Ohio. Corbin retired in July 2004 from Bob Evans Farms as executive vice president of the company's restaurant operations after 42 years with the company and has served on the board since 1981.

         On behalf of the board of directors, Rabold thanked Owens for his leadership to the company. Owens stated, "I want to wish everyone in the Bob Evans Farms family the best of success as they continue to work tirelessly to build the Bob Evans brands. It has been an honor and a privilege to work with such outstanding people over the last 33 years."

         Owens began his career at Owens Country Sausage in Richardson, Texas, in 1972. In January 1987, Bob Evans Farms acquired Owens Country Sausage. Mr. Owens relocated to Columbus, Ohio, and in August, 1995, was named president. He became the chief executive officer on April 29, 2000, and chairman of the board on April 27, 2001.

         The company will release first quarter results after the market closes on Aug. 15, 2005, and a conference call, where both Rabold and Corbin are expected to be available, will be held on Tuesday, Aug. 16, 2005, at 10 a.m. (Eastern Time). To listen, call (888) 394-8033 or log-in to the webcast at www.bobevans.com and click on "investors." The call will be archived on the company's Web site.

         Bob Evans Farms, Inc. owns and operates 594 full-service, family restaurants in 20 states. Bob Evans Restaurants are primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States, while Owens Restaurants operate in Texas. In addition, the company operates 93 Mimi's Cafe casual restaurants located in 13 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company's Web site at www.bobevans.com.

                                     -more-

         Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 Statements in this report that are not historical facts are forward-looking statements and are based on current expectations. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:

         o Changing business and/or economic conditions, including energy costs

         o        Competition in the restaurant and food products industries

         o Ability to control restaurant operating costs, which are impacted by market changes in the cost or availability of labor and food, minimum wage and other employment laws, fuel and utility costs and general inflation

         o Changes in the cost or availability of acceptable new restaurant sites

         o Adverse weather conditions in locations where the company operates its restaurants

         o Consumer acceptance of changes in menu, price, atmosphere and/or service procedures

         o Consumer acceptance of the company's restaurant concepts in new geographic areas

         o        Changes in hog and other commodity costs.

There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful.

Additional discussion of these factors is included in the company's periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.